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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 24, 2000, relating to the consolidated financial statements and schedule of PhoneTel Technologies, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ BDO Seidman, LLP


BDO Seidman, LLP
New York, New York
September 6, 2000